INDEX TO EXHIBITS

         EXHIBIT NO.  DESCRIPTION OF EXHIBIT

         EX-99.B1     Declaration of Trust of Registrant.

         EX-99.B2     Bylaws of Registrant.

         EX-99.B5(a)  Form of Investment Advisory Agreement between the
                      Registrant and Wafra Investment Advisory Group, Inc.

         EX-99B5(b)   Form of Investment Management Agreement between the
                      Registrant and Brown Brothers Harriman & Co.

         EX-99.B8(a)  Custodian Contract between the Registrant and Brown
                      Brothers Harriman & Co.

         EX-99.B8(b)  Form of Foreign Custody Manager Delegation Agreement.

         EX-99.B9(a)  Form of Administration Agreement between the Registrant and Brown Brothers Harriman Trust Company.

         EX-99.B9(b)  Form of Expense Payment Agreement between the Registrant and Brown Brothers Harriman Trust Company.

         EX-99.B13(a)-
         EX-99.B13(b) Forms of investment representation letters.